                              SERVICE AGREEMENT

      Agreement, dated October 31, 2003, among OppenheimerFunds, Inc. (the
"Adviser"), Oppenheimer Principal Protected Trust II (the "Trust") on behalf of its series, Oppenheimer Principal Protected Main Street Fund II (the
"Fund"), JPMorgan Chase Bank (the "Custodian") and Main Place Funding, LLC
(the "Warranty Provider").

      Whereas, pursuant to a Custodian Agreement dated as of August 16, 2002
(the "Custodian Agreement"), the Custodian serves as custodian to the Fund;

      Whereas, the Adviser acts as investment adviser to the Fund;

      Whereas, the Trust on behalf of the Fund, the Warranty Provider and the
Adviser are parties to a Financial Warranty Agreement, dated as of October
31, 2003 (the "Financial Warranty Agreement"); and

      Whereas, the Adviser, the Fund, the Warranty Provider and the Custodian
wish to clarify certain arrangements in connection with the Financial
Warranty Agreement.

Now therefore, the Adviser, the Fund, the Warranty Provider and the Custodian
hereby agree as follows:

1.    All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Financial
      Warranty Agreement unless otherwise specified.  The meanings of the defined terms incorporated herein from the Financial Warranty Agreement are incorporated for definitional purposes only and shall not be read to impose any additional obligations on the Custodian, except where expressly provided in this Agreement.

2.    During the Term (as defined below), the Custodian shall permit the
      Warranty Provider and Banc of America Securities LLC (the "Calculation
      Agent") to have continuous access to the Custodian's information display system or any equivalent successor system (the "JPM VIEWS
      System") solely for the purpose of monitoring the investment positions maintained by the Fund.  The Warranty Provider agrees to abide by such conditions of use for such JPM VIEWS System as the Custodian shall reasonably impose upon prior notice to the Warranty Provider of at least one month.

3.    During the Term, the Custodian shall provide to the Warranty Provider and the Calculation Agent not later than 9:00 a.m. (Eastern time) on each Exchange Business Day (as defined in the Financial Warranty
      Agreement) electronically in a format acceptable to the Warranty
      Provider in its reasonable discretion (i) a copy of the records it maintains with respect to the assets of the Fund as of the close of business on the prior Exchange Business Day and (ii) a list of all of the Fund's trades during such prior Exchange Business Day.

4.    The Custodian agrees that if the Warranty Provider or the Calculation
      Agent delivers irrevocable instructions in the form attached hereto as
      Annex A which has been executed by the Adviser (the "Irrevocable
      Instructions"), the Custodian shall (i) comply with such Irrevocable
      Instructions promptly, but in any event, within two Exchange Business
      Days (as defined in the Financial Warranty Agreement), and (ii) not invest, dispose of or reinvest any of the Fund's assets except in accordance with such Irrevocable Instructions.  Each of the Adviser and the Fund agrees that the delivery of such Irrevocable Instructions shall constitute an "Instruction" from an "Authorized Person" (as those terms are defined in the Custodian Agreement).  Upon receipt of the
      Irrevocable Instructions, the Custodian shall disregard any further
      Instructions (other than Redemption Instructions (as defined in the
      Irrevocable Instructions), provided that such Redemption Instructions are made in accordance with the Irrevocable Instructions) that it may receive from the Adviser (or any subadviser to the Fund), the Fund or any other Authorized Person with respect to the investment of the
      Fund's portfolio until notified otherwise in a writing signed by both the Warranty Provider and the Adviser (the "Joint Instructions").  The
      Custodian shall have no liability for any losses that may occur as a result of its disregarding any Instructions or other directions (other than Redemption Instructions, provided that such Redemption
      Instructions are made in accordance with the Irrevocable Instructions)
      received from the Adviser (or any subadviser of the Fund), the Fund or any other Authorized Person after the Irrevocable Instructions have been delivered to the Custodian by the Warranty Provider and prior to the time that the Joint Instructions have been delivered to the
      Custodian.  Upon receipt of the Irrevocable Instructions, the Custodian shall promptly notify the Adviser of the receipt of such Irrevocable
      Instructions.

5.    This Agreement shall be effective from the date hereof until the earlier of the termination of the Custodian Agreement (unless the
      Custodian and the Fund enter into a successor custodian agreement immediately after such termination) and the Termination Date (as defined in the Financial Warranty Agreement) (the "Term").

6.    If any provision(s) contained in the Custodian Agreement contradict(s)
      any provision(s) contained in this Agreement, the provision(s) of this
      Agreement shall control.  Except as specifically provided herein, (i)
      the Custodian shall have no express or implied duties of any kind with respect to the subject matter herein and (ii) the Custodian shall have no duty whatsoever to monitor the investment positions maintained by the Fund.  As between the Custodian and Fund, nothing contained herein shall alter or amend the rights of the Custodian under the Custodian
      Agreement.

7.    Nothing in this Agreement shall limit the rights of the Board of
      Trustees and duly appointed officers of the Trust on behalf of the Fund to provide Instructions to the Custodian with respect to the Fund under the Custodian Agreement and prior to the delivery by the Warranty
      Provider of the Irrevocable Instructions.

8.    The parties hereby agree that the indemnification obligations set forth below shall survive the termination of this Agreement:

(a)   The extent of the Custodian's liability for the negligent execution of an Irrevocable Instruction shall be determined in accordance with the terms and conditions of the Custodian Agreement.  Under no circumstances will the Custodian be liable to any of the other parties hereto for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not
            foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Custodian's performance of its obligations hereunder.  The Custodian shall not be liable for any losses resulting directly or indirectly from any action or omission on the part of the Warranty Provider which
            constitutes negligence, recklessness, bad faith or willful misconduct by the Warranty Provider.

(b)   The Warranty Provider agrees to indemnify and hold harmless the
            Custodian if the Irrevocable Instructions are negligently
            delivered to the Custodian by the Warranty Provider (or the
            Calculation Agent on its behalf) and the Custodian incurs losses as a result of the Custodian complying in accordance with the terms of this Agreement with such Irrevocable Instructions (or any part thereof); provided, however, that the Warranty Provider shall not be liable for any losses resulting, directly or
            indirectly, from any action or omission on the part of the
            Custodian which constitutes negligence, recklessness, bad faith or willful misconduct by the Custodian.

(c)   The remedies provided for in this Section 7 shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

9.    Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or confirmed facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three
      Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows:

            If to the Adviser:
                  OppenheimerFunds, Inc.
                  489 Seventh Avenue
                  New York, New York 10018
                  Attention:  Robert G. Zack, General Counsel
                  Telephone No:  (212) 323-0250
                  Facsimile No:  (212) 323-4070

            If to the Fund:
                  c/o OppenheimerFunds, Inc.
                  498 Seventh Avenue
                  New York, New York 10018
                  Attention:  Robert G. Zack, General Counsel
                  Telephone No:  (212) 323-0250
                  Facsimile No:  (212) 323-4070

            with a copy to:
                  Myer, Swanson, Adams & Wolf
                  The Colorado State Bank Building
                  1600 Broadway, Suite 1480
                  Denver Colorado  80202-4915
                  Attention:  Allan Adams, Esq.
                  Telephone:  (303) 866-9800
                  Facsimile:  (303) 866-9818

            If to the Warranty Provider:
                  Main Place Funding, LLC
                  c/o Banc of America Securities LLC
                  9 West 57th Street
                  New York, New York 10019
                  Attention:  Kevin Beauregard, Managing Director
                  Telephone:  (212) 583-8205
                  Facsimile:  (212) 847-6570

            with a copy to:
                  Banc of America Securities LLC
                  9 West 57th Street
                  New York, New York  10019
                  Attention:  Kevin Beauregard, Managing Director
                  Telephone:  (212) 583-8205
                  Facsimile:  (212) 847-6570

            If to the Calculation Agent:
                  Banc of America Securities LLC
                  9 West 57th Street
                  New York, New York  10019
                  Attention:  Kevin Beauregard, Managing Director
                  Telephone:  (212) 583-8205
                  Facsimile:  (212) 847-6570

or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

10.   No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
      The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to
      it.  In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

11.   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

12.   THE ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER HEREBY
      IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK
      STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY
      OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO
      THIS AGREEMENT AND THE ADVISER, THE FUND, THE CUSTODIAN AND THE
      WARRANTY PROVIDER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT
      OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW
      YORK STATE OR FEDERAL COURT.  THE ADVISER, THE FUND, THE CUSTODIAN AND
      THE WARRANTY PROVIDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT
      THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO
      THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  THE ADVISER, THE FUND,
      THE CUSTODIAN AND THE WARRANTY PROVIDER AGREE THAT A FINAL JUDGMENT IN
      ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED
      IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER
      PROVIDED BY LAW.

      THE ADVISER, THE FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER HEREBY
      KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE
      TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR
      ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY
      COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR
      WRITTEN) OR ACTIONS OF THE PARTIES HERETO.  EACH OF THE ADVISER, THE
      FUND, THE CUSTODIAN AND THE WARRANTY PROVIDER ACKNOWLEDGES AND AGREES
      THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS
      PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH
      PARTIES ENTERING INTO THIS AGREEMENT.

13.   Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person other than the parties hereto or their respective successors or assigns, including, without limitation, any shareholder of the Fund.

14.   The parties hereto shall, upon the request of the Adviser, the Fund, the Custodian or the Warranty Provider from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of this Agreement and the other
      Transaction Documents (as defined in the Financial Warranty Agreement).

15.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of laws provisions thereof).

16.   This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

17.   The Warranty Provider and the Custodian understand and agree that the obligations of the Trust on behalf of the Fund under this Agreement are not binding upon any trustee of the Trust or shareholder of the Fund personally, but bind only the Fund's assets and property.  The Warranty
      Provider and the Custodian represent that they have notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder and trustee liability for acts or obligations of the Fund other than in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such trustee.

                 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                    OPPENHEIMERFUNDS, INC., as Adviser

                                    By: /s/ Philip Witkower

                                    Name: Philip Witkower
                                    Title: Senior Vice President

                                    OPPENHEIMER PRINCIPAL PROTECTED TRUST II,
                                    as Trust, on behalf of OPPENHEIMER
                                    PRINCIPAL PROTECTED MAIN STREET FUND II

                                    By: /s/ Denis R. Molleur

                                    Name: Denis R. Molleur
                                    Title: Assistant Secretary

                                    MAIN PLACE FUNDING, LLC

                                    By: /s/ Mark O'Donnell

                                    Name: Mark O'Donnell
                                    Title: Principal

                                    JPMORGAN CHASE BANK

                                    By: /s/ James Nowicki

                                    Name: James Nowicki
                                    Title: Vice President

                       ANNEX A TO THE SERVICE AGREEMENT

                       FORM OF IRREVOCABLE INSTRUCTIONS

                            OppenheimerFunds, Inc.
                              489 Seventh Avenue
                           New York, New York 10018

                                                           __________ __, 2003

JPMorgan Chase Bank
[-----------]
[-----------]
Attention:  [__________]

Dear __________:

            These Irrevocable Instructions (as defined below) are delivered in connection with the Service Agreement (the "Service Agreement"), dated as of October 31, 2003, among JPMorgan Chase Bank (the "Custodian"),
OppenheimerFunds, Inc. (the "Adviser"), Oppenheimer Principal Protected Trust
II (the "Trust") on behalf of its series, Oppenheimer Principal Protected
Main Street Fund II (the "Fund"), and Main Place Funding, LLC (the "Warranty
Provider") and the Financial Warranty Agreement (the "Financial Warranty
Agreement"), dated as of October 31, 2003, among the Adviser, the Trust on behalf of the Fund and the Warranty Provider.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Financial Warranty Agreement.

            We hereby notify you that a Permanent Defeasance Event has occurred and we hereby instruct you to liquidate the Fund's assets as necessary and make investments as necessary so that all of the assets of the
Fund are invested in U.S. Zeroes (and Cash and/or Cash Equivalents to the
extent necessary to pay Fund fees and meet redemption requests received by the Fund, provided that evidence of such redemption requests has been provided to the Custodian by the Adviser (or any subadviser to the Fund), the
Fund or any other Authorized Person (as defined in the Service Agreement)) in accordance with the terms of the Service Agreement ("Irrevocable
                                                     ------------
Instructions" which term shall include the Redemption Instructions as defined below).  After the receipt by the Custodian of such evidence of redemption requests, the Custodian is hereby instructed (the "Redemption Instructions")
to honor proper Instructions (as defined in the Service Agreement) from the
Adviser (or any subadviser to the Fund), the Fund, or any other Authorized
Person with respect to the payment of redemption proceeds in order to satisfy such redemption requests.

            These Irrevocable Instructions, and this letter itself, shall be deemed to constitute "Instructions" under Section 4 of the Custodian
Agreement (the "Custodian Agreement") between the Fund and the Custodian and shall be a standing Instruction, effective as of the date of this letter and until the Warranty Provider, together with the Adviser or other Authorized
Person (as defined in the Custodian Agreement), jointly instruct the
Custodian otherwise in writing.

            In the event that the Custodian receives these Irrevocable
Instructions which, in the reasonable belief of the Custodian, conflict in any way (in whole or in part) with any other outstanding or future
Instructions to the Custodian regarding the Fund's assets issued by the Fund, the Adviser or other Authorized Person, the Custodian shall be entitled to rely upon these Irrevocable Instructions and further, the Custodian is hereby authorized and directed to disregard such instruction and instead, follow and act upon these Irrevocable Instructions.

                                    OPPENHEIMERFUNDS, INC.

                                    By: /s/ Philip Witkower

                                    Name: Philip Witkower
                                    Title: Senior Vice President